Exhibit 99.1

USANA Health Sciences Reports Record Fourth Quarter and Full-Year 2017 Net Sales

  Record fiscal year net sales of $1.047 billion, an increase of 4.1%
  Fiscal year net earnings of $62.5 million, or $2.53 per share; Adjusted fiscal year net earnings1 of $100.3 million, or $4.06 per share
  Record fourth quarter net sales of $273.1 million, an increase of 8.0% year-over-year
  Fourth quarter net loss of $5.9 million, or $0.24 loss per share; Adjusted net earnings of $26.9 million, or $1.11 per share

SALT LAKE CITY--(BUSINESS WIRE)--February 6, 2018--USANA Health Sciences, Inc. (NYSE: USNA) today announced financial results for its fiscal fourth quarter and full-year ended December 30, 2017.

Financial Performance

For the fourth quarter of 2017, net sales were $273.1 million compared with $252.9 million in the prior-year period, or an 8.0% increase year-over-year. The weakening of the U.S. dollar positively impacted net sales by $7.4 million for the quarter. The Company’s total number of active Customers2 increased modestly year-over-year to 565,000.

The Company reported a net loss for the fourth quarter of $5.9 million, or $0.24 loss per share, compared with net earnings of $21.9 million, or $0.87 per diluted share during the prior-year period. The net loss is attributable to a one-time, non-cash charge of $30.1 million, or $1.24 per diluted share, related to the U.S. tax reform3 (the “Tax Reform”) enacted on December 22, 2017. The charge is largely due to foreign tax credits and other deferred tax assets that the Company will not be able to realize under the new tax laws. Costs related to China and the Company’s internal investigation into its China operations, which was first disclosed in February 2017, negatively impacted fourth quarter net earnings by approximately $2.7 million after tax and earnings per diluted share by $0.11. Excluding both the impact of the Tax Reform and the expense related to China and the Company’s internal investigation, net earnings increased 23.1% to $26.9 million, or $1.11 per diluted share.

“Our fourth quarter topline results exceeded our expectations and provided a strong finish to the year for USANA,” said Kevin Guest, Chief Executive Officer. “During the quarter, we offered a few targeted product promotions around the world that contributed to our sales results and overall momentum.”

Weighted average basic and diluted shares outstanding were 24.0 million for the fourth quarter of 2017, compared with diluted shares of 25.0 million in the prior-year period. The Company did not repurchase any shares during the quarter and ended the year with $247.1 million in cash and cash equivalents and no debt. As of December 30, 2017, there was $50.0 million remaining under the current share repurchase authorization.

Regional Results

Net sales in the Asia Pacific region increased by 12.1% to $216.7 million for the fourth quarter of 2017. Within Asia Pacific, net sales:

  Increased 14.0% in Greater China;
  Increased 24.6% in North Asia; and
  Increased 4.1% in the Southeast Asia Pacific region.

Sales growth in Greater China was primarily driven by 3.1% active Customer growth and a successful product promotion in Mainland China, while sales growth in North Asia resulted from 19.2% active Customer growth in South Korea. Sales growth in Southeast Asia Pacific was driven by 27.3% Active Customer growth in Malaysia. The total number of active Customers in the Asia Pacific region increased by 3.4% year-over-year.

Net sales in the Americas and Europe region for the fourth quarter of 2017 decreased by 5.2% to $56.4 million, largely due to an 8.6% decrease in active Customers.

“The Asia Pacific region continues to drive our growth,” continued Mr. Guest. “Our performance in the Americas and Europe region is not where we would like to see it, but we continue to work on several initiatives for this important region that we believe will be a catalyst to improved performance.”

2017 Results

Net sales for fiscal 2017 increased by 4.1%, or $41.2 million, to $1.047 billion, compared with $1.006 billion in 2016. Net sales for the full year were negatively impacted by $6.3 million due to a strengthening of the U.S. dollar. On a constant currency basis, net sales increased by 4.7% during fiscal 2017.

Net earnings for 2017 decreased by 37.5% to $62.5 million, or $2.53 per diluted share, compared with $100.0 million, or $3.99 per diluted share in the prior year. The lower net earnings in 2017 included a one-time, non-cash charge of $30.1 million, or $1.22 per diluted share, related to the Tax Reform. Costs related to China and the Company’s internal investigation into its China operations, totaled $7.6 million after tax and negatively impacted earnings per diluted share by $0.31. Excluding both the impact of the Tax Reform and the expense related to China and the internal investigation, net earnings improved to $100.3 million, or $4.06 per diluted share. Weighted average diluted shares outstanding were 24.7 million for the full-year 2017, compared with 25.0 million in the prior-year period.

“Fiscal 2017 was USANA’s 15th consecutive year of record sales, as well as a year of meaningful announcements and progress for the business. At our annual International Convention, which marked our 25th anniversary, we introduced a completely new skincare line, Celavive®, and announced the opening of four new European markets. During the year, we also made significant progress in improving our global IT infrastructure and continued to emphasize personalization through the expansion of our Incelligence™ technology. In 2018, the launch of Celavive® and the rollout of our European expansion will be significant areas of focus for us throughout the year. Our strategies for 2018 also include (i) growing our Preferred Customer business around the world; (ii) introducing a robust social sharing platform, (iii) pursuing additional product and technology innovation, and (iv) continuing our investment in our IT infrastructure to create a better overall customer experience for our Associates and Preferred Customers. I am excited about these initiatives and our outlook for 2018,” concluded Mr. Guest.

Outlook

The Company provided the following consolidated net sales and earnings per share outlook for 2018:

  Consolidated net sales between $1.11 and $1.16 billion, representing growth between 6.0% and 10.8%; and
  Earnings per share between $4.05 and $4.45.

The Company’s outlook reflects:

  A positive impact from currency fluctuations, which the Company currently estimates will increase net sales by approximately $34 million for the full-year;
  An estimated operating margin of between 13% and 14% for the year;
  An effective tax rate of approximately 34% for the year; and
  An annualized diluted share count of approximately 24.2 million.

Chief Financial Officer Doug Hekking, commented, “We generated solid financial results during 2017 and believe we are positioned well to begin leveraging the meaningful investments we’ve made in our business over the last several years. Our outlook for 2018 reflects our confidence in the business around the world and our expectation of solid topline results and an improved operating margin during the year.”

Internal Investigation of China Operations

As the Company first disclosed in February 2017, it is voluntarily conducting an internal investigation of its China operations, BabyCare Ltd. The investigation focuses on compliance with the Foreign Corrupt Practices Act (“FCPA”) and certain conduct and policies at BabyCare, including BabyCare’s expense reimbursement policies. The Audit Committee of the Board of Directors has assumed direct responsibility for reviewing these matters and has hired experienced counsel to conduct the investigation. While the Company does not believe that the subject amounts are quantitatively material or will materially affect its financial statements, it cannot currently predict the outcome of the investigation on its business, results of operations or financial condition. The Company has voluntarily contacted the Securities and Exchange Commission and the United States Department of Justice to advise both agencies that an internal investigation is underway and intends to provide additional information to both agencies as the investigation progresses. The Company cannot currently predict the duration, scope, or result of the investigation.

Non-GAAP Financial Measures

Constant currency net sales, earnings, EPS and other currency-related financial information (collectively, “Financial Results”) are non-GAAP financial measures that remove the impact of fluctuations in foreign-currency exchange rates and help facilitate period-to-period comparisons of the Company’s Financial Results and thus provide investors an additional perspective on trends and underlying business results. Constant currency Financial Results are calculated by translating the current period's Financial Results at the same average exchange rates in effect during the applicable prior-year period and then comparing this amount to the prior-year period's Financial Results.

Net earnings and EPS results for a reporting period which exclude (i) the incremental impact of U.S. Tax Reform; and (ii) incremental expense related to the Company’s internal investigation in China are also non-GAAP financial measures that are intended to help facilitate period-to-period comparisons of the Company’s Financial Results.

  EPS results excluding the impact of the U.S. Tax Reform are calculated by (i) calculating the total incremental expense related to the U.S. tax reform; and (ii) dividing the expense by the total number of diluted shares outstanding for the applicable reporting period.
  EPS results excluding expense related to the internal investigation are calculated by (i) calculating the total incremental expense related to the internal investigation after taxes; and (ii) dividing the expense by the total number of diluted shares outstanding for the applicable reporting period.

The following is a reconciliation of net earnings (loss), presented and reported in accordance with U.S. generally accepted accounting principles, to net earnings adjusted for the two items noted above:

	(Unaudited)
	Quarter Ended		Twelve Months Ended
	31-Dec-16	30-Dec-17	31-Dec-16	30-Dec-17
	(In thousands)
Net earnings (loss), as reported	$21,882	$(5,851)	$100,041	$62,535
Incremental expenses related to internal investigation in China	-	4,054	-	11,604
Income tax adjustment for above item	-	(1,399)	-	(4,003)
One-time non-cash charge related to the U.S. Tax Reform	-	30,136	-	30,136
Net earnings, as adjusted	$21,882	$26,940	$100,041	$100,272

The following is a reconciliation of diluted earnings (loss) per share, presented and reported in accordance with U.S. generally accepted accounting principles, to diluted earnings per share adjusted for certain items:

	(Unaudited)
	Quarter Ended		Twelve Months Ended
	31-Dec-16	30-Dec-17	31-Dec-16	30-Dec-17
	(Per share)
Diluted earnings (loss) per share, as reported	$0.87	$(0.24)	$3.99	$2.53
Incremental expenses related to internal investigation in China	-	0.17	-	0.47
Income tax adjustment for above item	-	(0.06)	-	(0.16)
One-time non-cash charge related to the U.S. Tax Reform	-	1.24	-	1.22
Diluted earnings per share, as adjusted	$0.87	$1.11	$3.99	$4.06

Conference Call

The Company has posted the “Management Commentary, Results and Outlook” document on the Company’s website (http://ir.usana.com) under the “Investor Relations” section of the site. USANA will hold a conference call and webcast to discuss today’s announcement with investors on Wednesday, February 7, 2018 at 11:00 AM Eastern Time. Investors may listen to the call by accessing USANA’s website at http://ir.usana.com. The call will consist of brief opening remarks by the Company’s management team, before moving directly into questions and answers.

About USANA

USANA develops and manufactures high-quality nutritional supplements, healthy foods and personal care products that are sold directly to Associates and Preferred Customers throughout the United States, Canada, Australia, New Zealand, Hong Kong, China, Japan, Taiwan, South Korea, Singapore, Mexico, Malaysia, the Philippines, the Netherlands, the United Kingdom, Thailand, France, Belgium, Colombia and Indonesia. More information on USANA can be found at www.usana.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Our actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including global economic conditions generally, reliance upon our network of independent Associates, the governmental regulation of our products, manufacturing and marketing risks, adverse publicity risks, risks associated with our international expansion and operations, and risks associated with the internal investigation into BabyCare’s operations. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in our most recent filings with the Securities and Exchange Commission.

1 Adjusted net earnings and adjusted diluted earnings per share refer to the reconciliation provided in the respective tables in this press release.

2 The term “active Customers” refers to the combined total of active Associates and active Preferred Customers as of December 30, 2017. During the first quarter of 2017, we initiated our Preferred Customer Invitation Plan in the United States and, pursuant to this invitation, 16,000 active Associates in the United States became Preferred Customers. To avoid confusion in reporting changes in the number of active Associates and Preferred Customers as a result of this invitation plan, we are reporting total active Customers. The tables, which are part of this release, however, will continue to separately disclose the number of active Associates and active Preferred Customers. Additionally, the Company has had a long-standing Preferred Customer program in China but, due to certain attributes of that program, has historically reported China Preferred Customers as Associates. Beginning with the results for the fourth quarter of 2017, the Company will now report China Preferred Customers as Preferred Customers.

3 Represents the estimated fourth quarter 2017 and full year 2017 impact related to U.S. tax reform enacted on December 22, 2017. The final impact of Tax Reform may differ from these estimates, due to, among other things, changes in interpretations and assumptions made by USANA, additional guidance that may be issued by the U.S. Department of the Treasury, and actions that USANA may take.

USANA Health Sciences, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Twelve Months Ended
	31-Dec-16	30-Dec-17	31-Dec-16	30-Dec-17

Net sales	$252,901	$273,114	$1,006,083	$1,047,265
Cost of sales	46,321	45,713	180,190	179,404
Gross profit	206,580	227,401	825,893	867,861

Operating expenses:
Associate incentives	117,536	120,068	453,077	470,263
Selling, general and administrative	57,208	71,441	234,194	265,094

Earnings from operations	31,836	35,892	138,622	132,504

Other income (expense)	(61)	504	(70)	2,136
Earnings before income taxes	31,775	36,396	138,552	134,640

Income taxes	9,893	42,247	38,511	72,105

NET EARNINGS (LOSS)	$21,882	$(5,851)	$100,041	$62,535

Earnings (Loss) per share	$0.87	$(0.24)	$3.99	$2.53
Weighted average shares outstanding	25,037	24,010	25,047	24,708

USANA Health Sciences, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of	As of
ASSETS	31-Dec-16	30-Dec-17
Current Assets
Cash and cash equivalents	$175,774	$247,131
Inventories	64,810	62,918
Prepaid expenses and other current assets	37,277	30,110
Total current assets	277,861	340,159

Property and equipment, net	101,267	102,847
Goodwill	16,715	17,417
Intangible assets, net	34,349	35,154
Deferred income taxes	18,292	2,859
Other assets	22,158	20,833
Total assets	$470,642	$519,269

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$9,040	$11,787
Other current liabilities	129,451	129,396
Total current liabilities	138,491	141,183

Deferred income taxes	5,499	13,730
Other long-term liabilities	1,365	1,146

Stockholders' equity	325,287	363,210
Total liabilities and stockholders' equity	$470,642	$519,269

	USANA Health Sciences, Inc.
	Sales by Region
	(unaudited)
	(in thousands)
	Quarter Ended
	31-Dec-16		30-Dec-17		Change from prior year		Currency impact on sales	% change excluding currency impact

Asia Pacific
Greater China	$128,991	51.0%	$147,064	53.9%	$18,073	14.0%	$4,758	10.3%
Southeast Asia Pacific	51,789	20.5%	53,908	19.7%	2,119	4.1%	572	3.0%
North Asia	12,647	5.0%	15,764	5.8%	3,117	24.6%	700	19.1%
Asia Pacific Total	193,427	76.5%	216,736	79.4%	23,309	12.1%	6,030	8.9%

Americas and Europe	59,474	23.5%	56,378	20.6%	(3,096)	(5.2%)	1,345	(7.5%)

	$252,901	100.0%	$273,114	100.0%	$20,213	8.0%	$7,375	5.1%

Active Associates by Region(1)
(unaudited)

	As of
	31-Dec-16		31-Dec-16		30-Dec-17
	As Reported (2)		As Adjusted (2)
Asia Pacific
Greater China	276,000	58.6%	106,000	35.2%	106,000	36.6%
Southeast Asia Pacific	91,000	19.3%	91,000	30.3%	90,000	31.0%
North Asia	17,000	3.6%	17,000	5.6%	23,000	7.9%
Asia Pacific Total	384,000	81.5%	214,000	71.1%	219,000	75.5%

Americas and Europe	87,000	18.5%	87,000	28.9%	71,000	24.5%

	471,000	100.0%	301,000	100.0%	290,000	100.0%

Active Preferred Customers by Region (3)
(unaudited)

	As of
	31-Dec-16		31-Dec-16		30-Dec-17
	As Reported (2)		As Adjusted (2)
Asia Pacific
Greater China	5,000	5.4%	175,000	66.5%	182,000	66.2%
Southeast Asia Pacific	14,000	15.1%	14,000	5.4%	17,000	6.2%
North Asia	10,000	10.7%	10,000	3.8%	9,000	3.2%
Asia Pacific Total	29,000	31.2%	199,000	75.7%	208,000	75.6%

Americas and Europe	64,000	68.8%	64,000	24.3%	67,000	24.4%

	93,000	100.0%	263,000	100.0%	275,000	100.0%

(1) Associates are independent distributors of our products who also purchase our products for their personal use. We only count as active those Associates who have purchased from us any time during the most recent three-month period, either for personal use or resale.

(2) The Company has had a long-standing Preferred Customer program in China but, due to certain attributes of that program, has historically reported China Preferred Customers as Associates. Beginning with the results for the fourth quarter of 2017, the Company is now reporting China Preferred Customers as Preferred Customers. For clarity, these tables show both the reported and adjusted number of Associates and Preferred Customers in China as of 12/31/2016.

(3) Preferred Customers purchase our products strictly for their personal use and are not permitted to resell or to distribute the products. We only count as active those Preferred Customers who have purchased from us any time during the most recent three-month period. China utilizes a Preferred Customer program that has been implemented specifically for that market.

CONTACT:
USANA Health Sciences, Inc.
Investors contact:
Patrique Richards, 801-954-7961
Investor Relations
investor.relations@us.usana.com
or
Media contact:
Dan Macuga, 801-954-7280
Public Relations